                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         March 23, 2001
                                                 ------------------------------


                            COBALT CORPORATION
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  WISCONSIN
-------------------------------------------------------------------------------
                          (State of Incorporation)

              1-14177                                    39-1931212
-------------------------------------------------------------------------------
     (Commission File Number)                 (IRS Employer Identification No.)



  401 W. MICHIGAN STREET, MILWAUKEE, WI                       53202
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


                                 (414) 226-6900
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                         UNITED WISCONSIN SERVICES, INC.
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1: CHANGE IN CONTROL. On March 23, 2001, Wisconsin United for Health Foundation, Inc. (the Foundation") became the owner of 31,313,390 shares of Common stock of Cobalt Corporation ("Cobalt" or the "Registrant"), which represents 77.5% of the outstanding common stock of the Registrant. The Foundation acquired those shares of common stock pursuant to the Exchange Agreement ("Exchange Agreement"), dated December 21, 2000 by and between the Registrant, Wisconsin BC Holding LLC and Blue Cross & Blue Shield United of Wisconsin, a copy of which was filed with Registrant's Current Report on 8-K dated December 22, 2000. The transaction contemplated by the Exchange Agreement closed on March 23, 2001.

         Pursuant to the Exchange Agreement: On March 23, 2001, the Company completed a restructuring (the "Combination") whereby:

         1. Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") converted its form of ownership to a stock insurance corporation;

         2. BCBSUW issued all of its outstanding stock to Wisconsin BC Holdings LLC ("BC Holdings"), a subsidiary of Wisconsin United for Health Foundation, Inc. (the "Foundation");

         3. BC Holdings exchanged all of the outstanding stock of BCBSUW with the Company for 31,313,390 shares of newly issued common stock, no par value, of the Registrant ("Common Stock");

         4. BC Holdings contributed the 31,313,390 shares of Common Stock to the Foundation; and

         5.       The Registrant changed its name to "Cobalt Corporation."

         As a result, BCBSUW is now a wholly owned subsidiary of the Company, and the Foundation now owns 31,313,390 shares of Common Stock, representing approximately 77.5% of the outstanding Common Stock.

         In connection with the Combination, Blue Cross Blue Shield Association ("Association") rules required the Foundation to deposit all of its shares of Common Stock into a voting trust and to sell its shares within prescribed time periods. Accordingly, Cobalt, the Foundation and Marshall & Isley Trust Company have entered into a voting trust and divestiture agreement, which is summarized below.

                 VOTING TRUST AND DIVESTITURE AGREEMENT

         DEPOSIT OF SHARES. Pursuant to the agreement, the Foundation deposited into a voting trust all of the shares of Cobalt it received in the Combination. The terms of the voting trust significantly limit the Foundation's voting rights, and the trustee of the voting trust will vote those shares in the manner described below. In addition, the Foundation may dispose of those shares only in a manner that would not violate the ownership requirements contained in the Company's Amended and Restated Articles of Incorporation.

         WITHDRAWAL OF SHARES. As described below, the Foundation must sell its shares of Common Stock within prescribed periods of time. In order to sell these shares, the Foundation will need to withdraw shares from the voting trust from time to time. In order to ensure that the Foundation is selling shares in a permitted manner, the Foundation may withdraw shares from the voting trust only in order to sell such shares and then only if:

         o the Company registers the shares in the name of the purchaser before the Foundation withdraws them from the voting trust, so that the Foundation may not keep ownership of those shares;

         o the Foundation does not sell the shares to an affiliate of the Foundation, so that the Foundation may not keep indirect ownership of those shares;

         o the Foundation does not sell the shares to a person or entity that already owns shares of Common Stock in excess of the ownership limits contained in Cobalt's Amended and Restated Articles of Incorporation, so that the ownership limits are not violated;

o the sale would not result in a person or entity owning shares of Cobalt in excess of the ownership limits contained in Cobalt's Amended and Restated Articles of Incorporation, so that the ownership limits are not violated; and

o the voting trust and divestiture agreement, the registration rights agreement and Cobalt's Amended and Restated Articles of Incorporation and bylaws permit the sale.

         VOTING OF SHARES HELD IN VOTING TRUST. In general, in order to maintain Cobalt's independence from the Foundation, the trustee of the voting trust will vote the shares of Common Stock owned by the Foundation as directed by the directors of Cobalt, except that the Foundation will decide how to vote these shares on a merger or similar business combination proposal which would result in the then existing shareholders of Cobalt owning less than 50.1% of the resulting company, or which would result in any person or entity who owned 50.1% or less of Common Stock owning more than 50.1% of the voting securities of the resulting entity. Specifically, the trustee of the voting trust will vote all of the Foundation's shares of Cobalt in the voting trust in the following manner:

o If the matter is the election of directors of Cobalt, the trustee will vote the shares in favor of each nominee whose nomination has been approved by
     (i) a majority of the members of the Cobalt board of directors who were not nominated at the initiative of the Foundation or of a person or entity owning shares of Cobalt in excess of the ownership limits contained in Cobalt's Amended and Restated Articles of Incorporation (such directors being called "Independent Directors"), and (ii) a majority of the entire Cobalt board of directors.

o The trustee will vote against the removal of any director of Cobalt, and against any change to Cobalt's Amended and Restated Articles of Incorporation or bylaws, unless (i) a majority of the Independent Directors, and (ii) a majority of the entire Cobalt board of directors, initiates or consents to such removal or amendment action.

o In the event that any candidates are eligible for election to the board of directors who, if elected, would not qualify as Independent Directors, the trustee will vote the Foundation's shares in the same proportion and for the same candidates as voted for by the Cobalt shareholders; PROVIDED, HOWEVER, that if director seats are eligible for public shareholder representation, the trustee will be directed to vote its shares in the same proportion and for the same candidates voted for by the other Cobalt shareholders. This provision will expire at such time as the Foundation owns less than 20% of the outstanding shares of Common Stock.

o The trustee will vote as directed by the board of directors of the Foundation on any proposed business combination transaction that if consummated would result in (1) the then existing Cobalt shareholders, including the Foundation, owning less than 50.1% of the outstanding voting securities of the resulting entity, or (2) any person or entity who, prior to the proposed transaction, owned less than 50.1% of the outstanding common stock of Cobalt owning 50.1% or more of the outstanding voting securities of the resulting entity.

o The trustee will vote in accordance with the recommendation of the Cobalt board of directors on any action requiring prior approval of the Cobalt board of directors as a prerequisite to becoming effective.

         In addition, unless a majority of the Independent Directors and a majority of the entire Cobalt board of directors initiates or consents to such action, neither the Foundation nor the trustee of the voting trust may:

o nominate any candidate to fill any vacancy on the Cobalt board of directors;

o    call any special meeting of Cobalt shareholders; or

o take any action that would be inconsistent with the voting requirements contained in the voting trust and divestiture agreement.

         STANDSTILL. As the largest shareholder of Cobalt, the Foundation would ordinarily enjoy the benefits of control typically held by majority shareholders. However, in order to maintain Cobalt's independence from the Foundation, as required by the Association, the Foundation has agreed not to take actions that a shareholder of a corporation ordinarily could take in its capacity as a shareholder. Specifically, the voting trust and divestiture agreement provides that the Foundation may not:


o individually, or as part of a group, acquire the right to vote or dispose of any shares of Common Stock or options to purchase shares of Cobalt stock other than those shares issued to it in the Combination, unless it receives the shares in a stock split or other similar transaction;

o enter into any agreement with any person or entity to sell shares of Cobalt, except in accordance with the voting trust and divestiture agreement and the registration rights agreement;

o sell any of its shares of Common Stock to a person or entity if the person or entity already owns, or would own as a result of the sale transaction and any transactions related to the sale, Common Stock in excess of the ownership limit for the person or entity included in Cobalt's Amended and Restated Articles of Incorporation;

o make any shareholder proposal for submission at an annual meeting of shareholders of Cobalt;

o    nominate any candidate to the Cobalt board of directors; or

o    appoint any individual to fill a vacancy on the Cobalt board of directors.

         OBSERVATION RIGHTS. For so long as the Foundation beneficially owns at least 20% of the outstanding shares of Common Stock, the Foundation, through an authorized representative, will have a limited right to attend and observe all meetings and executive sessions of the Cobalt board of directors. However, the authorized representative of the Foundation will not observe any portion of a meeting during which the board of directors addresses an item of business that would pose a conflict of interest for the Foundation.

         DIVESTITURE REQUIREMENTS. The Association requires its for-profit licensees to have limitations on the ownership of their stock in order to maintain independence from the control of any single shareholder or group of shareholders. The Foundation's ownership of approximately 77.5% of the outstanding shares of Common Stock entitled to vote would ordinarily exceed the ownership limitations established by the Association. The Association has agreed to waive the ownership limitations for the Foundation provided that the Foundation satisfies a number of conditions, including selling the shares of Common Stock that it owns in the manner and within the time periods described below.

ONE-YEAR DIVESTITURE DEADLINE

         The Foundation must sell shares of Cobalt so that it beneficially owns less than 80% of the outstanding Common Stock within one year of the Combination. Because the Foundation owns approximately 77.5% of Cobalt's outstanding shares entitled to vote, it should not be necessary for any sales to be effected during this period.

THREE-YEAR DIVESTITURE DEADLINE

         In addition to meeting the one-year divestiture deadline, the Foundation must sell shares of Common Stock so that it beneficially owns less than 50% of the outstanding shares of Common Stock within three years of the Combination. This three-year period is extended day for day, up to a maximum of 365 days, for each day that the Foundation does not require Cobalt to register the Foundation's shares of Common Stock under a demand registration because Cobalt had recently effected a registration of Common Stock.

FIVE-YEAR DIVESTITURE DEADLINE

         In addition to meeting the one-year divestiture deadline and the three-year divestiture deadline, the Foundation must sell shares of Common Stock so that it beneficially owns less than 20% of the outstanding shares of Cobalt within five years of the Combination. This five-year period is extended day-by-day, up to a maximum of 730 days, for each day that the Foundation does not require Cobalt to register the Foundation's shares of Common Stock under a demand registration because Cobalt had recently effected a registration of Common Stock.

EXTENSION OF DIVESTITURE DEADLINES

         EXTENSION SOUGHT BY THE FOUNDATION. In the event that the Foundation cannot meet the divestiture deadlines, it may be able to obtain an extension if it receives Association approval. Specifically, Cobalt must extend the divestiture deadlines if:

o the Foundation makes a good faith and reasonable determination that compliance with the divestiture deadlines would have a material adverse effect on the Foundation;

o the Foundation advises Cobalt of its determination and the reasons for the determination and makes a reasonable request for an extension of the pending divestiture deadline; and

o Cobalt receives written confirmation from the Association that the Foundation's request for an extension of the divestiture deadline would not cause a violation of the license agreement between Cobalt and the Association.

         EXTENSION SOUGHT BY COBALT. Similarly, Cobalt can extend the divestiture deadline for the Foundation without a prior request by the Foundation. Any such extension is subject to prior approval of the Association. Specifically, Cobalt may extend the divestiture deadlines if Cobalt makes a good faith determination that compliance with the divestiture deadlines would have a material adverse effect on Cobalt or any of its shareholders, other than the Foundation, and if Cobalt receives written confirmation from the Association that the extension of the divestiture deadline requested by Cobalt would not cause a violation of the license agreement between Cobalt and the Association.

FAILURE TO MEET DIVESTITURE DEADLINES

         It is possible that the Foundation will not be able to meet the divestiture deadlines. If the Foundation fails to meet a divestiture deadline, Cobalt will arrange for the sale of those shares of Common Stock that the agreement required the Foundation to sell and will pay the proceeds received in the sale to the Foundation, after deducting the expenses incurred by Cobalt. The sale of these shares would likely require registration with the Securities and Exchange Commission. Registration is an expensive and time consuming process. Thus, the sale of these shares may take considerable time to complete. The Foundation will pay the expenses of the sale. Until sold, the trustee of the voting trust will vote those shares of Cobalt as described in this document.

         If the Foundation is the sole shareholder of Cobalt at a time when the Foundation has failed to meet any divestiture deadline and when a change of control has been proposed, then the shares which the Foundation should have sold will be voted in favor of the proposed change of control.

         DIVIDENDS. In the future, Cobalt may declare and pay dividends on the outstanding shares of Common Stock. The Foundation will be entitled to receive all cash dividends paid on the shares of Common Stock held in the voting trust, after the trustee deducts its fees and expenses. Any stock dividends paid on the shares of Common Stock held in the voting trust will be subject to the voting trust as if originally deposited in the voting trust.

         TRUSTEE COMPENSATION AND QUALIFICATIONS. Cobalt and the Foundation will each pay one-half of the trustee's annual fee which the parties will agree upon prior to the closing of the Combination.


         At all times, the trustee must:

o    be authorized to act as a trustee under Wisconsin law;

o not own more than 1% of Cobalt's outstanding stock other than the stock held for the Foundation; and

o not have any director or officer that serves as a director or officer of Cobalt.

         TERMINATION OF VOTING TRUST AND DIVESTITURE AGREEMENT. The voting trust and divestiture agreement will terminate once the trustee receives notice from Cobalt and the Foundation that the Foundation beneficially owns less than 5% of the outstanding shares of Common Stock. At that point, the restrictions and deadlines in the voting trust and divestiture agreement will no longer apply, and the Foundation will have satisfied the divestiture deadlines.

         LITIGATION. In order to further ensure that Cobalt will remain independent from the Foundation, the Foundation may not participate in litigation against Cobalt that challenges the ownership limitations and other provisions required by the Association for its for-profit licensees. Specifically, the Foundation may not join as a party in any litigation that alleges that:

o a party may not enforce any provisions of the voting trust and divestiture agreement or Cobalt's Amended and Restated Articles of Incorporation or bylaws in accordance with their terms;

o the Cobalt board of directors should not enforce any of the provisions of Cobalt's Amended and Restated Articles of Incorporation or bylaws in any particular case or circumstances; or

o the Cobalt board of directors should approve or abandon any proposal concerning an extraordinary business combination involving Cobalt.

         The Foundation may, however, participate in any litigation that alleges that the Cobalt board of directors should solicit proposals from third parties or initiate a bidding process for the acquisition of Cobalt.

         ACQUISITION PROPOSALS. The voting trust and divestiture agreement provides that the Foundation may not solicit or encourage inquiries or proposals with respect to, or provide any confidential information to or have any discussions, meetings, or communications with, a person relating to a merger, tender offer, or other business combination, involving Cobalt. However, the Foundation may:

o have discussions with the counter-party to a business combination transaction after the Cobalt board of directors submits the transaction to the Cobalt shareholders for approval; and

o have discussions with any person or entity concerning the sale of Common Stock as permitted by the voting trust and divestiture agreement and the registration rights agreement.

         In addition, under the voting trust and divestiture agreement, for so long as the Foundation beneficially owns at least 20% of the outstanding shares of Common Stock, Cobalt must consult with the Foundation before soliciting, or upon receiving, a business combination proposal in which the then existing Cobalt shareholders including the Foundation will own less than a majority of the outstanding shares of the resulting entity.

ITEM 2: ACQUISITION OF ASSETS. Pursuant to the Combination, the Registrant became the owner of 100 percent of the issued and outstanding stock of BCBSUW. The business, assets and operations of BCBSUW are detailed in the Registrant's Registration Statement on Form S-4 dated January 31, 2001, Registration No. 333-52674, which is incorporated herein by reference.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         a.       Financial Statements of Business Acquired

                  (i) Financial Statements of Blue Cross & Blue Shield United of Wisconsin.
                           o  Schedule IV  - Reinsurance
                           o  Schedule V  - Valuation and Qualifying Accounts
                  (ii) Selected Financial Data for Blue Cross & Blue Shield United of Wisconsin.
                  (iii) Management's Discussion and Analysis of Financial Condition and results of Operations for Blue Cross & Blue Shield United of Wisconsin.

         b.       Pro Forma Financial Information

                  (i)      Unaudited Pro Forma Balance Sheet
                  (ii)     Unaudited Pro Forma Statement of Operations.

         c.       Exhibits

                  2. Exchange Agreement dated December 21, 2001 by and between Registrant Blue Cross & Blue Shield United of Wisconsin and Wisconsin BC Holdings, Inc., (incorporated by reference from Registrant's
                           Current Report on Form 8-K dated December 22, 2000).

                  3.1 Amended and Restated Articles of Incorporation of Cobalt Corporation.

                  3.2      Amended and Restated Bylaws of Cobalt Corporation.

                  99.1     Voting Trust and Divestiture Agreement dated
                           March 23, 2001 by and between Registrant, Wisconsin United for Health Foundation, Inc., Wisconsin BC Holding LLC and Marshall & Ilsley Trust Company.

                  99.2 Registration Rights Agreement dated March 23, 2001 by and between the Registrant and Wisconsin United for Health Foundation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



April 9, 2001                    Cobalt Corporation


                                 By: /s/ Gail L. Hanson
                                     --------------------------------
                                         Gail L. Hanson
                                         Senior Vice President, Treasurer and
                                         Chief Financial Officer

                                                                       7a(i)


                CONSOLIDATED FINANCIAL STATEMENTS

                BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                YEAR ENDED DECEMBER 31,
                2000, 1999 AND 1998

                  Blue Cross & Blue Shield United of Wisconsin

                        Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998




                                    CONTENTS


Report of Independent Auditors ...........................  1

Consolidated Financial Statements

Consolidated Balance Sheets...............................  2
Consolidated Statements of Operations ....................  3
Consolidated Statements of Changes in Surplus
     and Comprehensive Income (Loss) .....................  4
Consolidated Statements of Cash Flows ....................  5
Notes to Consolidated Financial Statements ...............  6

                         Report of Independent Auditors


Board of Directors
Blue Cross & Blue Shield United of Wisconsin

         We have audited the accompanying consolidated balance sheets of Blue Cross & Blue Shield United of Wisconsin (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in surplus and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2000. Our audits also include the financial statement schedules listed in the index at Item 7. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Milwaukee, Wisconsin                                       ERNST & YOUNG, LLP
February 23, 2001

                  Blue Cross & Blue Shield United of Wisconsin

                           Consolidated Balance Sheets

                                                            DECEMBER 31,
                                                         2000         1999
                                                      ----------------------
                                                         (IN THOUSANDS)
Assets
Current assets:
   Cash and cash equivalents (overdraft)              $   1,305    $  (5,054)
   Investments--available-for-sale, at fair value        44,373       61,782
   Due from affiliates                                   12,896       11,034
   Premium receivables                                    3,325        2,817
   Due from clinics and providers                         7,063        6,453
   Other receivables                                     15,930       12,766
   Prepaid expenses and other current assets             18,385       17,784
                                                      ----------------------
Total current assets                                    103,277      107,582

   Investments--held-to-maturity, at amortized cost        --            655
   Investments in affiliates                            105,609      103,847
   Property and equipment, net                           25,139       23,597
   Goodwill, net                                          8,020        7,629
   Note receivable from affiliate                        70,000       70,000
   Prepaid pension                                       36,471       31,610
   Deferred income taxes                                 19,067       20,122
   Other noncurrent assets                               14,425       16,358
                                                      ----------------------
Total assets                                          $ 382,008    $ 381,400
                                                      ======================

Liabilities and surplus
Current liabilities:
   Medical and other benefits payable                 $  92,218    $  65,772
   Due to affiliates                                        910          660
   Advance premiums                                      40,745       31,147
   Payable and accrued expenses                          29,597       24,529
   Short-term debt                                         --         11,175
   Other current liabilities                              5,162        3,948
                                                      ----------------------
Total current liabilities                               168,632      137,231

   Deferred income taxes                                 20,699       21,169
   Post-retirement benefits other than pension           12,722       11,915
   Other noncurrent liabilities                          11,012       10,976
                                                      ----------------------
Total liabilities                                       213,065      181,291

Surplus:
   Unassigned surplus                                   170,907      206,315
   Accumulated other comprehensive loss                  (1,964)      (6,206)
                                                      ----------------------
Total surplus                                           168,943      200,109
                                                      ----------------------
Total liabilities and surplus                         $ 382,008    $ 381,400
                                                      ======================

SEE ACCOMPANYING NOTES.                                                       2

                  Blue Cross & Blue Shield United of Wisconsin

                      Consolidated Statements of Operations

                                                               YEAR ENDED DECEMBER 31,
                                                           2000        1999         1998
                                                        -----------------------------------
                                                                   (IN THOUSANDS)
Revenues:
   Premium                                              $ 538,080    $ 418,949    $ 361,965
   Government contract fees                                70,305       52,259       31,667
   Investment results                                       9,583       18,510       13,501
   Other                                                   24,715       25,970       25,302
                                                        -----------------------------------
Total revenues                                            642,683      515,688      432,435

Expenses:
   Medical and other benefits                             497,822      376,814      297,885
   Selling, general and administrative                    176,878      158,187      133,153
   Interest                                                   300          553          115
   Amortization of goodwill                                   622          191         --
                                                        -----------------------------------
Total expenses                                            675,622      535,745      431,153
                                                        -----------------------------------

Operating income (loss)                                   (32,939)     (20,057)       1,282
Equity in net income (loss) of affiliates, net of tax      (6,526)     (22,690)       3,991
                                                        -----------------------------------
Income (loss) before income taxes                         (39,465)     (42,747)       5,273
Income tax expense (benefit)                                  548         --            (78)
                                                        -----------------------------------
Net income (loss)                                       $ (40,013)   $ (42,747)   $   5,351
                                                        ===================================


SEE ACCOMPANYING NOTES.                                                       3

                  Blue Cross & Blue Shield United of Wisconsin

  Consolidated Statements of Changes in Surplus and Comprehensive Income (Loss)

                                                                    Accumulated Other
                                                        Unassigned    Comprehensive
                                                          Surplus     Income (Loss)    Total Surplus
                                                        --------------------------------------------
                                                                       (IN THOUSANDS)

Balance at December 31, 1997                             $ 240,631    $   5,226          $ 245,857
   Comprehensive income:
      Net income                                             5,351         --                5,351
      Change in unrealized gains/losses on investments        --           (318)              (318)
                                                                                         -----------
         Comprehensive income                                                                5,033
      Change in ownership of affiliates                        101         --                  101
                                                        --------------------------------------------
Balance at December 31, 1998                               246,083        4,908            250,991
   Comprehensive loss:
      Net loss                                             (42,747)        --              (42,747)
      Change in unrealized gains/losses on investments        --        (11,114)           (11,114)
                                                                                         -----------
         Comprehensive loss                                                                (53,861)
      Change in ownership of affiliates                      2,979         --                2,979
                                                        --------------------------------------------
Balance at December 31, 1999                               206,315       (6,206)           200,109
   Comprehensive loss:
      Net loss                                             (40,013)        --              (40,013)
      Change in unrealized gains/losses on investments        --          4,242              4,242
                                                                                         -----------
        Comprehensive loss                                                                 (35,771)
      Change in ownership of affiliates                      4,605         --                4,605
                                                        --------------------------------------------
Balance at December 31, 2000                             $ 170,907    $  (1,964)         $ 168,943
                                                        ============================================

SEE ACCOMPANYING NOTES.                                                       4

                  Blue Cross & Blue Shield United of Wisconsin

                      Consolidated Statements of Cash Flows

                                                                         YEAR ENDED DECEMBER 31,
                                                                   2000           1999           1998
                                                              ---------------------------------------------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)                                                 $(40,013)     $ (42,747)      $   5,351
Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating activities:
      Depreciation and amortization                                  8,669          8,709           6,329
      Premium deficiency reserve-Medicare Risk                       3,617              -               -
      Write-off of deferred acquisition costs-Medicare Risk          2,434              -               -
      Impairment of data warehouse software asset                        -          2,398               -
      Equity in (income) loss of affiliates                          6,526         22,690          (3,991)
      Realized investment (gains) losses                               509         (8,014)         (1,615)
      Deferred income taxes                                            548              -               -
      Changes in other operating accounts:
          Other receivables                                         (4,729)          (495)        (16,504)
          Medical and other benefits payable                        22,829         (7,804)         18,845
          Advance premiums                                           9,598          5,244           2,339
          Due to/from affiliates, net                               (1,612)        (5,643)         (3,698)
          Other, net                                                   (76)        (8,686)         (2,056)
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                  8,300        (34,348)          5,000

INVESTING ACTIVITIES
Acquisition of business                                             (1,013)             -               -
Acquisition of shares of affiliate                                       -        (12,214)              -
Purchases of available-for-sale investments                         (8,553)       (73,537)        (95,540)
Proceeds from sale and maturity of available-for-sale
   investments                                                      26,261        125,624          90,897
Proceeds from maturity of held-to-maturity investments                 655              5               5
Dividend from affiliate                                                  -              -             757
Additions to property and equipment, net                            (8,116)        (3,488)         (5,967)
                                                              ---------------------------------------------
Net cash provided by (used in) investing activities                  9,234         36,390          (9,848)

FINANCING ACTIVITIES
Net (repayment) borrowings on short-term debt                      (11,175)        (2,440)          2,515
                                                              ---------------------------------------------
Net cash provided by (used in) financing activities                (11,175)        (2,440)          2,515
                                                              ---------------------------------------------

Cash and cash equivalents (overdraft):
    Increase (decrease) during year                                  6,359           (398)         (2,333)
    Balance at beginning of year                                    (5,054)        (4,656)         (2,323)
                                                              ---------------------------------------------
    Balance at end of year                                       $   1,305      $  (5,054)      $  (4,656)
                                                              =============================================


SEE ACCOMPANYING NOTES.                                                       5

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

         Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") offers traditional indemnity and other managed health care products and services to groups and individuals in Wisconsin and administers health insurance programs for numerous organizations on an uninsured basis. United Government Services, LLC ("UGS"), which processes Medicare claims from providers in all 50 states and Medicaid for the State of Wisconsin, is a wholly-owned subsidiary of BCBSUW. Effective January 1, 1999, the United Government Services division was reorganized as a wholly-owned licensed affiliate of the Company named UGS. The reorganization had no impact on BCBSUW operations or surplus.

PENDING TRANSACTION

         BCBSUW's Board of Directors announced in June of 1999 its intention to convert the Company from a service insurance corporation to a stockholder owned corporation. On March 28, 2000 the Office of the Commissioner of Insurance of the State of Wisconsin ("OCI") issued an order that allows BCBSUW to convert to a stock form of ownership by completing a combination with United Wisconsin Services, Inc. ("UWS").

         In the fourth quarter of 2000, UWS announced that it had executed a definitive agreement to combine with BCBSUW. Under the agreement, BCBSUW will become a wholly-owned subsidiary of UWS, and the Wisconsin United for Health Foundation, Inc. (the "Foundation") will receive 31,313,390 newly-issued shares of UWS stock. The Foundation was established for the sole purpose of benefiting public health in Wisconsin through the Medical College of Wisconsin and the University of Wisconsin Medical School.

         On February 23, 2001, the shareholders of UWS approved the combination with the Company. The combination is also subject to approval by the OCI and other regulatory approvals.

BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of BCBSUW and its wholly-owned subsidiary, UGS (collectively, the "Company"). All intercompany balances have been eliminated in consolidation.

         Investments in affiliates in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies (generally 20-50% ownership), are accounted for by the equity method. Investments in UWS and American Medical Security Group, Inc. ("AMSG") are accounted for on the equity method.

         Benefits paid and the liability for incurred but not reported claims on uninsured business are not included in these financial statements.

CASH AND CASH EQUIVALENTS (OVERDRAFT)

         The Company actively manages its cash and cash equivalents position to maintain optimal asset levels. Cash and cash equivalents include operating cash and short term investments with original maturities of three months or less. These amounts are recorded at cost, which approximates fair value.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

         Investments are classified as either held-to-maturity or available-for-sale. Investments that the Company has the intent and ability to hold to maturity are designated as held-to-maturity and are stated at amortized cost. All other investments are classified as available-for-sale and are stated at fair value based on quoted market prices, with unrealized gains and losses excluded from earnings and reported as a component of accumulated other comprehensive income (loss), net of income tax effects. Realized gains and losses from the sale of available-for-sale debt and equity securities are calculated using the first-in, first-out basis.

PREMIUM RECEIVABLES

         Premium receivables are stated at net realizable value, net of allowances for uncollectible amounts of $227,000 and $147,000 at December 31, 2000 and 1999, respectively, based upon historical collection trends and management's best estimate of the ultimate collectibility.

DUE FROM CLINICS AND PROVIDERS

         Amounts due from clinics and providers are stated at net realizable value, net of allowances for uncollectible amounts of $846,000 and $1,220,000 at December 31, 2000 and 1999, respectively, based upon management's best estimate of the ultimate collectibility.

OTHER RECEIVABLES

         Other receivables are stated at net realizable value, net of allowances for uncollectible amounts of $4,061,000 and $4,248,000 at December 31, 2000 and 1999, respectively, based upon management's best estimate of the ultimate collectibility.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 5 years for computer equipment and software, 3 to 10 years for furniture and other equipment, 20 to 30 years for land improvements and 10 to 40 years for buildings and building improvements.

GOODWILL

         Goodwill represents the excess of cost over the fair value for additional shares of UWS stock purchased during 1999 and business acquired in 2000. Goodwill is being amortized on a straight-line basis over a weighted average period of approximately 14 years. Accumulated amortization was $813,000 and $191,000 at December 31, 2000 and 1999, respectively.

         The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of goodwill. At December 31, 2000, the Company's management believed that no material impairment of goodwill existed.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED ACQUISITION COSTS

         Certain costs of acquiring new insured insurance policies have been deferred. Deferred acquisition costs of $6,930,000 and $8,929,000 at December 31, 2000 and 1999, respectively, are included in other noncurrent assets and are being amortized over the estimated premium-paying periods of the related policies. Acquisition costs of $2,661,000, $2,946,000 and $2,892,000 were capitalized in 2000, 1999 and 1998, respectively. Deferred acquisition costs of $2,289,000, $2,092,000, and $1,619,000 were amortized during 2000, 1999 and
1998, respectively.

         In addition to the amortization above, the Company wrote-off $2,371,000 of deferred acquisition costs associated with the Medicare Risk line-of-business during 2000.

MEDICAL AND OTHER BENEFITS

         The Company contracts with various health care providers for the provision of certain medical care services to its members and generally compensates those providers on a fee-for-service basis or pursuant to certain risk-sharing arrangements. In addition to actual benefits paid, medical and other benefits expense includes the change in estimates of reported and unreported claims, which are unpaid as of the balance sheet date. The estimates of reported and unreported claims, which are unpaid as of the balance sheet date, are based on historical payment patterns using standard actuarial techniques. Processing costs are accrued as operating expenses based on an estimate of the costs necessary to process these claims.

         The Company's year-end claim liabilities are substantially satisfied through claim payments in the subsequent year. Any adjustments to prior period estimates are reflected in the current period.

PREMIUM DEFICIENCY RESERVES

         Premium deficiency reserves are recognized when it is probable that the future costs associated with a group of existing contracts will exceed the anticipated future premiums on those contracts. The Company calculates expected premium deficiency reserves based on budgeted revenues and expenses excluding investment income. Premium deficiency reserves are evaluated quarterly for adequacy.

         As a result of management's assessment of the profitability of its Medicare Risk line of business, the Company recorded a provision for probable future losses (premium deficiency) during 2000. At December 31, 2000, $3,617,000 is included in medical and other benefits payable as a premium deficiency reserve. The provision for probable future losses was calculated based on a comparison of anticipated premiums to health care related costs, including estimated payments for providers, commissions and the cost of collecting premiums and processing claims. Inadequate compensation from the Health Care Financing Administration and increased medical benefits contributed to the requirement for a provision for future losses.

REVENUE RECOGNITION

         Health services premiums and managed behavioral health fees are recognized as revenue in the period in which enrollees are entitled to care.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         As a fiscal intermediary for Medicare, the Company is reimbursed for administrative costs incurred in providing this service. In addition, the Company also administers various uninsured programs sponsored by the federal and state government (including State of Wisconsin Medicaid as a subcontractor) and private corporations, for which the Company receives administrative fees. These revenues are recognized as the services performed are completed.

         Retrospective premium adjustments are recognized for certain groups for which actual claims experience differs from that which was anticipated when the related premium rates were established. The amount of premium that was subject to retrospective premium adjustments in 2000, 1999 and 1998, was $16,441,000, $35,179,000 and $29,076,000, respectively.

REINSURANCE

         The Company has certain reinsurance agreements that provide increased capacity to write larger risks and maintain its exposure to loss within its capital resources. The Company is contingently liable on reinsurance ceded in the event that the reinsurers do not meet their contractual obligations.

INCOME TAXES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. A valuation allowance is recorded on deferred tax assets that management believes, more likely than not, will not be realized.

UNINSURED BUSINESS

         Administrative expenses include costs associated with maintenance of membership records, claim processing and payment, coordination of benefits, billing/cash collection and other services. The Company is reimbursed for claims paid and a fee is received for the administrative costs associated with providing these services. Benefits paid on uninsured programs (excluding Medicare) were $522,566,000, $527,987,000 and $450,616,000 in 2000, 1999 and
1998, respectively. Administrative fees received related to these programs totaled $32,307,000, $32,739,000 and $30,067,000 in 2000, 1999 and 1998,
respectively, and are included in government contract fees and other revenue in the accompanying consolidated statements of operations.

USE OF ESTIMATES

         The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States
(GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

         Certain reclassifications have been made to the consolidated financial statements for 1999 and 1998 to conform with the 2000 presentation.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

2.  MEDICARE CONTRACTS

         The Company, through UGS, serves as a fiscal intermediary for Medicare. Claims processed and administrative fees received related to these services were as follows:

                                                  YEAR ENDED DECEMBER 31
                                         2000            1999              1998
                                     ---------------------------------------------
                                                      (IN THOUSANDS)
Number of claims processed                19,340        14,890               8,740
Amount of claims paid                $10,409,112    $7,432,701          $3,657,457
Administrative fees received             $62,713       $45,490             $26,902

         As a fiscal intermediary for various government programs, the Company is subject to regulations covering allowable cost reimbursements and operating procedures. The laws and regulations governing fiscal intermediaries are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory actions including fines, penalties and exclusion from being a government contractor for these programs.

3.  INVESTMENTS

         Investment results comprise the following:

                                                 YEAR ENDED DECEMBER 31,
                                              2000         1999        1998
                                           -------------------------------------
                                                      (IN THOUSANDS)

Interest on fixed maturities                   $ 2,729    $  4,171    $  5,318
Dividends on equity securities                     775         697         721
Realized gains                                     638      10,393       5,874
Realized losses                                 (1,147)     (2,379)     (4,259)
                                           -------------------------------------
Gross investment results                         2,995      12,882       7,654
Investment expenses                               (229)       (245)       (525)
Interest income from affiliates                  5,494       4,804       1,411
Other investment income                          1,323       1,069       4,961
                                           -------------------------------------
                                               $ 9,583     $18,510     $13,501
                                           =====================================

         Proceeds from sales of equity securities during 2000, 1999 and 1998 were $6,134,000, $43,096,000 and $41,990,000, respectively. Proceeds from sales of fixed maturities classified as available-for-sale during 2000, 1999 and 1998, excluding maturities, were $19,652,000, $82,529,000 and $48,907,000, respectively.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

3.  INVESTMENTS (CONTINUED)

         Unrealized gains (losses) are computed as the difference between estimated fair value and amortized cost for fixed maturities classified as available-for-sale or cost for equity securities. A summary of the net change in unrealized gains/losses, less deferred income taxes, which is included in accumulated other comprehensive income (loss), is as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                              2000           1999         1998
                                                         ------------------------------------------
                                                                      (IN THOUSANDS)
Fixed maturities                                               $1,577       $  (3,392)   $   (127)
Equity securities                                                (716)         (3,990)      1,806
Provision for deferred income (tax) benefit                      (302)          2,878        (658)
Unrealized gain (losses) of affiliates, net of tax              3,683          (6,610)     (1,339)
                                                         ------------------------------------------
                                                               $4,242        $(11,114)   $   (318)
                                                         ==========================================

         The amortized cost and estimated fair values of investments are as follows:

                                                          GROSS       GROSS
                                             AMORTIZED  UNREALIZED  UNREALIZED  ESTIMATED
                                               COST       GAINS       LOSSES    FAIR VALUE
                                             ---------------------------------------------
                                                             (IN THOUSANDS)
At December 31, 2000:
   Available-for-sale:
      U.S. Treasury securities               $  5,188   $    105    $   --      $  5,293
      Foreign government securities             2,655          9         (25)      2,639
      Corporate debt securities                11,321         84        (395)     11,010
      Government agency mortgage-backed
          securities                           10,788        230          (2)     11,016
      Equity securities                        14,266        179         (30)     14,415
                                             ---------------------------------------------
                                             $ 44,218   $    607    $   (452)   $ 44,373
                                             =============================================

                                                          GROSS       GROSS
                                             AMORTIZED  UNREALIZED  UNREALIZED  ESTIMATED
                                               COST       GAINS       LOSSES    FAIR VALUE
                                             ---------------------------------------------
                                                             (IN THOUSANDS)
At December 31, 1999:
   Available-for-sale:
      U.S. Treasury securities               $  3,350   $   --      $   (154)   $  3,196
      Foreign government securities             3,278          1        (180)      3,099
      Corporate debt securities                22,462         39      (1,155)     21,346
      Government agency mortgage-backed
          securities                           14,398         17        (139)     14,276
      Equity securities                        19,000      1,150        (285)     19,865
                                             ---------------------------------------------
                                               62,488      1,207      (1,913)     61,782
   Held-to-maturity:
      Corporate securities                        655       --            (3)        652
                                             ---------------------------------------------
                                             $ 63,143   $  1,207    $ (1,916)   $ 62,434
                                             =============================================

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

3.  INVESTMENTS (CONTINUED)

         The amortized cost and estimated fair values of debt securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations.

                                                       AMORTIZED       ESTIMATED
                                                          COST        FAIR VALUES
                                                     --------------------------------
                                                             (IN THOUSANDS)
   Available-for-sale:
      Due in one year or less                               $     -          $     -
      Due after one through five years                        7,816            7,750
      Due after five through ten years                        6,086            6,133
      Due after ten years                                     5,262            5,059
                                                     --------------------------------
                                                             19,164           18,942
      Government agency mortgage-backed securities           10,788           11,016
                                                     --------------------------------
                                                            $29,952          $29,958
                                                     ================================

         The Company participates in securities lending programs whereby blocks of securities, which are returnable to the Company on short-term notice and included in investments, are loaned to third parties, primarily major brokerage firms. The Company requires a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. Securities with a cost or amortized cost of $3,782,000 and $3,593,000 and estimated fair value of $3,866,000 and $3,479,000 were on loan under the program at December 31, 2000 and 1999, respectively.

4.  INVESTMENTS IN AFFILIATES

         Investments in affiliates for 2000 and 1999 consist of the equity investment in UWS, a leading provider of managed health care services and employee benefit products, and AMSG, a leading provider of small group PPO products and life products.

         The Company owned approximately 47% and 46% of total UWS shares outstanding and 44% and 41% of total AMSG shares outstanding at December 31, 2000 and 1999, respectively. The Company's recorded investment in UWS was $7,821,000 and $14,364,000 at December 31, 2000 and 1999, respectively. The
Company's recorded investment in AMSG was $97,788,000 and $89,483,000 at December 31, 2000 and 1999, respectively.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

4.  INVESTMENTS IN AFFILIATES (CONTINUED)

         Summarized financial information for UWS is as follows:

Condensed Consolidated Balance Sheets

                                                                                      DECEMBER 31,
                                                                                   2000         1999
                                                                               ---------------------------
                                                                                     (IN THOUSANDS)

  Current assets                                                                   $266,955      $237,988
  Noncurrent assets                                                                  98,871        59,166
                                                                               ---------------------------
     Total assets                                                                  $365,826      $297,154
                                                                               ===========================

  Current liabilities                                                              $230,720      $160,720
  Noncurrent liabilities                                                            118,333       105,402
  Shareholders' equity                                                               16,773        31,032
                                                                               ---------------------------
     Total liabilities and shareholders' equity                                    $365,826      $297,154
                                                                               ===========================

Condensed Consolidated Statements of Operations

                                                                         YEAR ENDED DECEMBER 31,
                                                                   2000           1999            1998
                                                              ----------------------------------------------
                                                                             (IN THOUSANDS)
  Revenues:
  Health services revenues:
     Premium revenue                                              $760,624       $651,567        $608,917
     Other revenue                                                  45,496         41,586          29,728
  Investment results                                                 8,254         11,371          19,029
                                                              ----------------------------------------------
  Total revenues                                                   814,374        704,524         657,674
                                                              ----------------------------------------------

  Expenses:
  Medical and other benefits                                       700,094        621,916         519,636
  Selling, general and administrative                              133,020        127,404         103,517
  Profit (loss) sharing on provider arrangements                       460         (4,096)          2,762
  Interest                                                           6,500          5,293           1,464
  Amortization of goodwill                                           1,065            796             450
                                                              ----------------------------------------------
  Total expenses                                                   841,139        751,313         627,829
                                                              ----------------------------------------------

  Operating income (loss)                                          (26,765)       (46,789)         29,845
  Equity in net loss of affiliate                                     (312)             -               -
                                                              ----------------------------------------------
  Income (loss) before income taxes                                (27,077)       (46,789)         29,845
  Income tax expense (benefit)                                     (10,649)       (17,785)         11,767
                                                              ----------------------------------------------
  Net income (loss)                                               $(16,428)      $(29,004)      $  18,078
                                                              ==============================================

         UWS is a party to certain provider arrangements that include repurchase provisions related to UWS' ownership of Unity Health Plans Insurance Corporation and Valley Health Plan, Inc., wholly-owned health maintenance organization subsidiaries of UWS.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

4.  INVESTMENTS IN AFFILIATES (CONTINUED)

         Total UWS revenues subject to repurchase options totaled $239,306,000, $220,235,000 and $207,014,000 in 2000, 1999 and 1998, respectively. Total net income (loss) subject to repurchase options totaled $(3,156,000), $(1,071,000) and $2,358,000 in 2000, 1999 and 1998, respectively. Total assets and total net assets subject to repurchase options were $52,182,000 and $18,068,000, respectively, at December 31, 2000 and $39,409,000 and $16,970,000,
respectively, at December 31, 1999.

         UWS has an agreement with United Wisconsin Life Insurance Company ("UWLIC"), a wholly-owned subsidiary of AMSG, whereby United Wisconsin Insurance Company ("UWIC"), a wholly-owned subsidiary of UWS, underwrites certain small group health care and life, dental, drug and disability products in Minnesota as UWLIC products have not yet been approved for sale in Minnesota. UWIC ceded to UWLIC 100% of the premium revenue of these products sold in Minnesota. The ceded premium revenue approximated $5,380,000, $15,562,000 and $26,875,000 in 2000,
1999 and 1998, respectively.

         UWS has an agreement with UWLIC whereby UWLIC underwrites certain life and accidental death and dismemberment products on behalf of United Heartland Life Insurance Company ("UHLIC"), a wholly-owned subsidiary of UWS. UWS also had agreements with UWLIC, through September 30, 1998, whereby UWLIC underwrote certain health care and dental products on behalf of Compcare, Heartland Dental Plan, Inc., and Innovative Resource Group, Inc., all wholly-owned subsidiaries of UWS. UWS assumes 100% of the premium revenues on these products from UWLIC. The assumed premium revenue approximated $18,287,000, $18,182,000 and $23,295,000 in 2000, 1999 and 1998, respectively.

         At December 31, 2000, the aggregate fair value quoted on the New York Stock Exchange ("NYSE") of the Company's shares of UWS stock was $26,831,000.

         During 2000, the Company received a $0.05 per share dividend from UWS totaling $392,000, which was reinvested in UWS' stock resulting in BCBSUW obtaining 109,088 additional UWS shares. The Company's equity in UWS' net income
(loss) was $(7,604,000), $(12,711,000) and $6,825,000 in 2000, 1999 and 1998,
respectively.

         Summarized financial information for AMSG is as follows:

                                                                                    DECEMBER 31,
Condensed Balance Sheets                                                         2000         1999
                                                                             ---------------------------
                                                                                   (IN THOUSANDS)
                                                                             ---------------------------
Total assets                                                                     $471,923      $503,094
                                                                             ===========================

Total liabilities                                                                $250,746      $282,814
Shareholders' equity                                                              221,177       220,280
                                                                             ---------------------------
   Total liabilities and shareholders' equity                                    $471,923      $503,094
                                                                             ===========================

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


4.  INVESTMENTS IN AFFILIATES (CONTINUED)

Condensed Statements of Operations

                                                                         YEAR ENDED DECEMBER 31,
                                                                  2000           1999           1998
                                                              --------------------------------------------
                                                                            (IN THOUSANDS)
Health services revenues:
   Premium revenue                                                $951,071      $1,056,107      $914,017
   Other revenue                                                    20,112          22,361        22,632
Investment results                                                  18,682          18,912        24,220
                                                              --------------------------------------------
Total revenues                                                     989,865       1,097,380       960,869

Expenses:
Medical and other benefits                                         724,613         860,473       691,767
Selling, general and administrative                                251,767         268,059       242,073
Interest                                                             3,584           3,564         7,691
Amortization of goodwill                                             3,785           4,273         8,781
Write-off of intangible assets and related charges                       -               -        15,453
                                                              --------------------------------------------
Total expenses                                                     983,749       1,136,369       965,765

Income (loss) from continuing operations before income tax           6,116         (38,989)       (4,896)
Income tax expense (benefit)                                         3,447         (13,043)       (1,868)
                                                              --------------------------------------------
Income (loss) from continuing operations                             2,669         (25,946)       (3,028)
Income from discontinued operations, net of tax                          -               -        10,003
                                                              --------------------------------------------
Net income (loss)                                               $    2,669    $    (25,946)    $   6,975
                                                              ============================================

         Income from discontinued operations reflects the operating results related to AMSG's 1998 spin-off of UWS for the period January 1, 1998 through September 25, 1998, the distribution date of the spin-off.

         AMSG acquired a sales distribution system in 1996 in conjunction with the purchase of its small group business. Subsequently AMSG has largely eliminated its commission-based sales distribution system, replacing it with salaried sales offices. This resulted in an after-tax charge to 1998 operations of $9,251,000, including $7,683,000 of intangible distribution system assets and $1,568,000 of related costs.

         AMSG repurchased 1,261,870 and 1,121,500 shares of common stock, at cost, aggregating $8,292,000 and $7,488,000 in 2000 and 1999, respectively. The impact of this repurchase on the Company's investment in the net assets of affiliates is reported on the change in ownership of affiliates line of the Consolidated Statements of Changes in Surplus and Comprehensive Income (Loss). AMSG's repurchase of common stock shares increased the Company's ownership in AMSG by approximately 3%.

         At December 31, 2000, the aggregate fair value quoted on the NYSE of the Company's shares of AMSG stock was $37,857,000. The Company's equity in AMSG's net income (loss) was $1,078,000, $(9,979,000) and $(2,834,000) in 2000,
1999 and 1998, respectively.

         The accounting policies of UWS and AMSG are consistent with those of the Company.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


5.  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are summarized as follows:

                                                                                    DECEMBER 31,
                                                                                 2000          1999
                                                                            -----------------------------
                                                                                   (IN THOUSANDS)
Land and land improvements                                                    $      909    $      909
Building and building improvements                                                 7,056         6,721
Computer equipment and software                                                   33,552        32,190
Internet development costs                                                           250             -
Furniture and other equipment                                                     19,309        17,488
                                                                            -----------------------------
                                                                                  61,706        57,308
Less accumulated depreciation                                                    (35,937)      (33,711)
                                                                            -----------------------------
                                                                                $ 25,139      $ 23,597
                                                                            =============================

         Depreciation expense related to property and equipment totaled $6,278,000, $6,791,000 and $4,820,000 in 2000, 1999 and 1998, respectively.

         On an on-going basis, the Company reviews events or changes in circumstances that may indicate that the carrying value of an asset may not be recoverable. During 1999, the Company recorded a non-cash pre-tax charge of $2,398,000 to reduce the carrying amount of certain computer software costs. This charge is included in selling, general and administrative expense in the accompanying consolidated statements of operations and is allocated between the insured and self-funded segments. These costs were associated with data warehouse functions that had been written off by the Company.

6.  MEDICAL AND OTHER BENEFITS PAYABLE

         A summary of the activity for medical and other benefits payable for 2000 and 1999 is as follows:

                                                               2000         1999
                                                           ---------------------------
                                                                 (IN THOUSANDS)
Medical and other benefits payable at beginning of year      $  65,772        $73,576
Incurred related to:
   Current year                                                505,597        375,750
   Prior years                                                  (7,775)         1,064
                                                           ---------------------------
Total incurred                                                 497,822        376,814

Paid related to:
   Current year                                                414,305        312,196
   Prior years                                                  57,071         72,422
                                                           ---------------------------
Total paid                                                     471,376        384,618
                                                           ---------------------------
Medical and other benefits payable at end of year            $  92,218        $65,772
                                                           ===========================

         The Company uses paid claims and completion factors based on historical payment patterns to estimate incurred claims. Changes in payment patterns and claims trends can result in changes to prior years' claims estimates.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

7.  DEBT

         The Company has a bank line-of-credit with UWS, which permits aggregate borrowings to $20,000,000. The line-of-credit is with a commercial bank, and has an adjustable rate with interest payments due quarterly. The Company pledged 5,000,000 shares of AMSG common stock as collateral for this line-of-credit. The Company had no outstanding line-of-credit balance as of December 31, 2000. The outstanding line-of-credit balance as of December 31, 1999 was $11,175,000. The interest expense on the line-of-credit was $300,000, $553,000 and $115,000 in 2000, 1999 and 1998, respectively. The 2000 weighted average interest rate on the line-of-credit was 8.1%.

8.  RELATED-PARTY TRANSACTIONS

         As of September 11, 1998, UWS assumed a $70,000,000 note obligation to the Company in connection with the spin-off in 1998 of AMSG's managed care companies and specialty business. The spin-off involved the creation of a new corporation that subsequently became UWS. UWS pledged the common stock of certain subsidiaries as collateral for the note obligation. Interest is payable quarterly at a rate equal to the London Interbank Offered Rate plus 1.25%, adjusted quarterly; 8.06% as of December 31, 2000. On October 13, 1999, the maturity date of the principal balance was extended from October 30, 1999 to April 30, 2001. Management has been authorized by the board of directors to renegotiate the note. The Company and UWS intend to extend the maturity date beyond December 31, 2001, pending approval of the OCI. As a result, this note receivable has been classified as noncurrent in the accompanying December 31, 2000 balance sheet. Interest income received totaled $5,494,000, $4,804,000 and $1,411,000 in 2000, 1999 and 1998, respectively.

         UWS provides marketing, underwriting, actuarial and certain administrative services to the Company. In addition, the Company provides office space and certain other administrative services to UWS. These activities are reimbursed at amounts approximating cost, which resulted in allocations to UWS of $11,610,000, $11,659,000 and $8,964,000 in 2000, 1999 and 1998, respectively, and allocations to the Company of $12,193,000, $11,959,000 and $14,757,000 in
2000, 1999 and 1998, respectively. These amounts are included in selling, general and administrative expenses.

         Certain subsidiaries of UWS provide services to the Company, at market rates, covering hospital bill audits, investigation recovery services, electronic claims clearing and case management services. The cost of these services to the Company was $2,761,000, $2,257,000 and $713,000 in 2000, 1999
and 1998, respectively.

         The Company provides health insurance to certain of UWS' employees. Premium revenue received from UWS for these services totaled $3,681,000, $2,653,000 and $2,005,000 in 2000, 1999 and 1998, respectively. In addition, certain subsidiaries of UWS provide health, life and other insurance benefits to the employees of the Company. Premium revenue paid by the Company totaled $5,435,000, $4,921,000 and $4,547,000 in 2000, 1999 and 1998, respectively.

         The Company has an agreement with United Wisconsin Insurance Company ("UWIC"), a wholly-owned subsidiary of UWS, whereby UWIC underwrites certain insured products. The Company assumes 100% of the premium revenue of these products from UWIC. The assumed premium revenue was $3,497,000, $1,843,000 and $6,122,000 in 2000, 1999 and 1998, respectively.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


8.  RELATED-PARTY TRANSACTIONS (CONTINUED)

         Amounts due from/to affiliates, except the $70,000,000 note obligation due from UWS, are related primarily to operating expenses and reinsurance arrangements. Such amounts due from/to affiliates are generally settled on a monthly basis for operating expenses and are settled in accordance with industry practice for reinsurance agreements.

         Management believes the above stated related-party activities were entered into on a reasonable basis and include all costs of doing business.

         Certain members of the board of directors of the Company are also on the boards of directors of UWS and AMSG.

9.  INCOME TAXES

         The Company files separate federal and state income tax returns. The income tax returns include UGS, which is a disregarded entity for tax purposes.

         The Company had net federal income tax receivables of $11,576,000 and $11,776,000 at December 31, 2000 and 1999, respectively, included in prepaid expenses and other current assets. The Company has federal net operating loss ("NOL") carryforwards totaling $96,708,000 which expire in the years 2011 through 2020, and alternative minimum tax ("AMT") NOL carryforwards totaling $78,598,000. The Company has state net business loss carryforwards totaling $157,691,000 at December 31, 2000, which expire in the years 2001 through 2020. The Company had federal and state income tax refunds, net of payments of $194,000, $280,000 in 2000 and 1999, respectively and payments, net of refunds of $7,809,000 in 1998.


         The components of federal income tax expense (benefit) are as follows:

                                             YEAR ENDED DECEMBER 31,
                                            2000      1999      1998
                                          ------------------------------
                                                 (IN THOUSANDS)
Current                                      $    -       $ -     $(78)
Deferred                                        548         -        -
                                          ------------------------------
   Total                                       $548       $ -     $(78)
                                          ==============================

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


9.  INCOME TAXES (CONTINUED)

         The differences between taxes computed at the federal statutory rate and recorded income taxes are as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                      2000          1999         1998
                                                                  ----------------------------------------
                                                                              (IN THOUSANDS)
Net operating income (loss) before equity of affiliates:
   Tax at federal statutory rate                                     $(11,529)      $(7,020)   $     449
   Valuation allowance                                                 14,877        18,608       (1,752)
   State income and franchise taxes, net of federal benefit            (2,602)       (1,585)         101
   Prior period adjustment                                                  -        (8,600)           -
   Other, net                                                            (198)       (1,403)       1,124
                                                                  ----------------------------------------
                                                                     $    548       $     -    $     (78)
                                                                  ========================================

         Significant components of the Company's federal and state deferred tax liabilities and assets are as follows:

                                                      DECEMBER 31, 2000            DECEMBER 31, 1999
                                                ----------------------------------------------------------
                                                   FEDERAL         STATE         FEDERAL        STATE
                                                ----------------------------------------------------------
                                                                     (IN THOUSANDS)
 Deferred tax liabilities:
    Depreciation                                $           -  $         -     $     (327)   $       (74)
    Claims-based receivables                           (700)          (158)          (529)          (119)
    Pension accrual                                 (12,937)        (2,920)       (11,148)        (2,516)
    Deferred acquisition costs                       (2,425)          (547)        (3,091)          (698)
    Interest expense                                 (1,555)          (351)        (1,555)          (351)
    Federal effect of state taxes                         -              -         (2,993)             -
    Other, net                                         (308)           (70)             -              -
                                                ----------------------------------------------------------
                                                    (17,925)        (4,046)       (19,643)        (3,758)
 Deferred tax assets:
    Depreciation                                        264             60              -              -
    Postretirement benefits other than pensions       4,453          1,005          3,215            726
    Deferred gain on sale of building                 1,005            227          1,187            268
    Deferred compensation                             4,213            951          2,849            643
    Medical and other benefits payable
      Discounting                                     1,691            382          1,723            389
    Net operating loss carryforwards                 33,848         12,458         25,314         12,850
    Bad debt reserve allowance                        1,797            406          1,859            420
    Premium deficiency reserve                        1,266            285              -              -
    AMT credit                                        2,963              -          2,963              -
    Other, net                                        1,108            250          1,330            299
    Valuation allowance                             (34,717)       (11,985)       (20,036)       (11,789)
                                                ----------------------------------------------------------
                                                     17,891          4,039         20,404          3,806
                                                ----------------------------------------------------------
 Net deferred tax assets (liabilities)          $       (34)   $        (7)    $      761    $        48
                                                ==========================================================

         The federal deferred benefit arising from the deductibility of state deferred tax is included as a component of other federal deferred taxes. The net deferred tax assets and liabilities that are not reported separately in the balance sheet are included in other current assets or other current and noncurrent liabilities, as applicable.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

10.  COMMITMENTS AND CONTINGENCIES

LONG-TERM CONTRACT

         On October 1, 1998, the Company entered into an agreement with a service bureau to obtain certain electronic data processing services for the Company and an affiliate. The agreement has a term of five years, with options to extend for two additional one-year renewal periods. Expenses to this service bureau were $14,986,000, $13,945,000 and $6,931,000 in 2000, 1999 and 1998,
respectively.

OPERATING LEASES

         The Company has operating leases for office space, EDP equipment, automobiles, software and terminal lines. Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year at December 31, 2000 were $34,757,000 in total. Individually, the lease payments are $7,202,000, $7,004,000, $6,879,000, $6,191,000, $4,434,000
and $3,047,000 in 2001, 2002, 2003, 2004, 2005 and thereafter, respectively.
Rental expense totaled $9,538,000, $13,404,000 and $10,855,000 in 2000, 1999 and
1998, respectively.

EXTENSION OF CREDIT

         The Company has an outstanding line-of-credit in the amount of $15,000,000 available to Health Professionals of Wisconsin, Inc. The outstanding balance as of December 31, 2000, which originated in 1997, was $4,628,000.

LITIGATION

         The Company and its affiliates are involved in various legal actions occurring in the normal course of business. In the opinion of management, adequate provision has been made for losses which may result from these actions and, accordingly, the outcome of these proceedings is not expected to have a material adverse effect on the consolidated financial statements.

11.  STATUTORY FINANCIAL INFORMATION

         Insurance companies are subject to regulation by the OCI and certain other state insurance regulators. These regulations require, among other matters, the filing of financial statements prepared in accordance with statutory accounting practices prescribed or permitted for insurance companies. Such accounting practices differ from GAAP. The most significant of these differences is the requirement that the Company's investments in UWS and AMSG be valued at statutory book value. Total surplus as reported on a statutory basis at December 31, 2000 and 1999 was $104,356,000 and $142,424,000, respectively.
Results of operations as reported on a statutory basis were net income (loss) of $(28,223,000), $(22,226,000) and $1,843,000 in 2000, 1999 and 1998,
respectively.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


11.  STATUTORY FINANCIAL INFORMATION (CONTINUED)

         During 1998, the National Association of Insurance Commissioners ("NAIC") adopted Codification of Statutory Accounting Principles ("Codification") which provide interpretive guidance on statutory accounting principles and will replace the current manual of Accounting Practices and Procedures adopted by the NAIC commissioners. In addition, the NAIC is now considering amendments to Codification that would be effective retroactively to the recommended implementation date of January 1, 2001. Such amendments could have a significant impact on Codification guidelines. Codification provides new interpretive guidance for existing statutory accounting principles. Management believes Codification will have a significant negative impact on the statutory surplus of the Company. Depending on the final resolution of pending amendments to Codification and collection of provider receivables, the Company may be required to obtain additional capital or implement other measures, such as securing new reinsurance treaties, to mitigate the impact of Codification on surplus and regulatory requirements.

         State insurance regulations also require the maintenance of a minimum compulsory surplus based on a percentage of premiums written. As of December 31, 2000, statutory compulsory excess surplus and regulatory minimum compulsory surplus, calculated as permitted by the OCI, were $28,616,000 and $55,095,000, respectively. In addition, the Company's insurance subsidiaries are subject to risk-based capital ("RBC") requirements promulgated by the NAIC. The RBC requirements establish minimum levels of capital and surplus based upon the insurer's operations. At December 31, 2000, the Company was in compliance with these capital surplus requirements. In addition, the Company is required to maintain certain capital and liquidity levels in conjunction with the licensing of certain products by the Blue Cross Association ("BCA"). While exceeding the minimum standards to maintain its license, the Company is subject to ongoing monitoring by the BCA.

12.  EMPLOYEE BENEFIT PLANS

PENSION AND POSTRETIREMENT BENEFITS

         The Company and UWS participate in a multiple employer defined benefit pension plan (the "BCBSUW Plan"). Coincident with the reorganization of UGS, a portion of the Plan's assets and liabilities were spun-off to a new UGS Pension Plan (the "UGS Plan"). Beginning January 1, 1999, the UGS Plan provided retirement benefits for current UGS employees and past retirees, including benefits accrued prior to 1999, on the same basis as had been provided under the BCBSUW Plan. The BCBSUW and UGS Plans provide retirement benefits to covered employees based primarily on compensation and years of service. No contributions were made in 2000, 1999 or 1998.

         The Company also has postretirement benefit plans to provide medical, dental, and vision benefits and life insurance for certain groups of retired employees. Such plans were amended in 1997 to limit the Company's financial contribution in future periods. No benefits will be provided for individuals hired after the effective dates of these amendments.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


12.  EMPLOYEE BENEFIT PLANS (CONTINUED)

         The following table summarizes the change in the pension and postretirement benefit obligations as of December 31, 2000 and 1999:

                                                PENSION                POSTRETIREMENT
                                         -----------------------   -----------------------
                                            2000       1999           2000        1999
                                         -----------------------   -----------------------
                                                          (IN THOUSANDS)

Benefit obligation at beginning of year   $76,770     $76,822         $13,176    $10,928
   Service cost                             2,393        1,988             284        206
   Interest cost                            5,129        5,175             890        737
   Plan amendments                            -              -           1,400      1,003
   Actuarial (gains) losses                  4,752     (3,508)           (509)     1,338
   Company transfers                         (821)        890               -          -
   Benefits paid                           (5,872)     (4,597)           (923)    (1,036)
                                         -----------------------   -----------------------
Benefit obligation at end of year         $82,351     $76,770         $14,318    $13,176
                                         =======================   =======================

         The pension and postretirement plans' assets are comprised primarily of debt, equity and other marketable securities, including 700,000 shares of UWS stock, held by the BCBSUW Plan, with a fair value of $2,363,000 and $2,975,000 at December 31, 2000 and 1999, respectively. The plan received dividends in the amount of $35,000 during 2000. The following table summarizes the change in the pension and postretirement plan assets as of December 31, 2000 and 1999:

                                                         PENSION                     POSTRETIREMENT
                                               ----------------------------   -----------------------------
                                                   2000          1999             2000           1999
                                               ----------------------------   -----------------------------
                                                                     (IN THOUSANDS)
Fair value of plan assets at beginning of year     $122,341      $108,256          $3,052       $ 3,611
   Employer contributions                                 -             -              28           242
   Actual return on plan assets                      14,281        17,792             223           235
   Company transfers                                   (821)          890               -             -
   Benefits paid                                     (5,872)       (4,597)           (923)       (1,036)
                                               ----------------------------   -----------------------------
Fair value of plan assets at end of year           $129,929      $122,341          $2,380       $ 3,052
                                               ============================   =============================

         The following table provides a reconciliation of the funded status of the plans to the prepaid pension and (accrued) postretirement costs at December 31, 2000 and 1999:

                                                          PENSION                      POSTRETIREMENT
                                               ------------------------------    ---------------------------
                                                    2000           1999              2000          1999
                                               ------------------------------    ---------------------------
                                                                      (IN THOUSANDS)
Funded status of plan at end of year                $47,578         $45,571          $(11,938)     $(10,124)
   Unrecognized net transition asset                 (1,577)         (2,664)                -             -
   Unrecognized prior service cost                   (5,110)         (6,123)             (920)       (1,040)
   Unrecognized net (gain)                           (4,420)         (5,174)              136          (662)
                                               ------------------------------    ---------------------------
Prepaid (accrued) at end of year                    $36,471         $31,610           $12,722      $(11,826)
                                               ==============================    ===========================

         The 2000 combined ending prepaid pension balance consists of $36,964,000 for the BCBSUW Plan and ending accrued pension liability of $493,000 for the UGS Plan.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998

12.  EMPLOYEE BENEFIT PLANS (CONTINUED)

         Weighted-average assumptions used as of September 30, 2000 and 1999, the measurement date, in developing the projected benefit obligations are as follows:

                                                 PENSION              POSTRETIREMENT
                                          ----------------------   ----------------------
                                             2000       1999          2000       1999
                                          ----------------------   ----------------------
 Discount rate                               7.00%      7.00%         7.00%      7.00%
 Rate of compensation increase               4.75       4.75          N/A        N/A
 Healthcare cost trend rate                  N/A        N/A           5.00       5.00
 Expected rate of return on plan assets      9.25       9.00          N/A        N/A
    Union                                    N/A        N/A           8.00       7.50
    Non-union                                N/A        N/A           5.00       4.50

         The unrecognized net asset is being amortized over the remaining estimated service lives of participating employees at January 1, 1986: 15.4 years for salaried employees and 16.9 years for hourly employees.

         The effect of a 1% increase or decrease in the medical trend rate would be a $1,336,000 increase or decrease in the benefit obligation at September 30, 2000.

         The components of the pension credit and postretirement benefit cost, which are included in selling, general and administrative expenses in 2000, 1999 and 1998 are as follows:

                                                   PENSION                           POSTRETIREMENT
                                     ------------------------------------   ----------------------------------
                                        2000         1999        1998          2000      1999        1998
                                     ------------------------------------   ----------------------------------
                                                                  (IN THOUSANDS)
Service cost                            $  2,393     $ 1,988    $ 2,047         $ 284      $ 206      $ 183
Interest cost                              5,129       5,175      5,334           890        737        764
Expected return on plan assets           (10,283)     (9,483)    (9,012)         (184)     (224)       (162)
Net amortization of transition
   Asset                                  (1,087)     (1,137)    (1,283)            -          -          -
Amortization of prior service cost        (1,013)     (1,013)    (1,013)         (120)     (182)       (182)
Amortization of unrecognized
   (gain) loss                                 -           4          -            (2)      (42)       (107)
Special termination benefits                   -           -        770             -          -          -
                                     ------------------------------------   ----------------------------------
Pension (credit) and
   postretirement benefit costs for
   the year                            $  (4,861)    $(4,466)   $(3,157)        $ 868      $ 495      $ 496
                                     ====================================   ==================================

DEFINED CONTRIBUTION AND BONUS PLANS

         The Company participates in defined contribution plans whereby the employer contributes a percentage of participants' qualifying compensation up to certain limits, as defined by the plans. The Company also established various other profit-sharing and bonus programs. Expenses related to all of these plans totaled $2,337,000, $2,128,000 and $4,115,000 in 2000, 1999 and 1998,
respectively.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


12.  EMPLOYEE BENEFIT PLANS (CONTINUED)

STOCK-BASED COMPENSATION PLANS

         Certain employees of the Company participate in a stock appreciation rights plan ("SAR"), based upon the market value of UWS common stock. As of December 31, 2000, 533,634 rights were outstanding, of which 157,796 were exercisable. The expense, which did not have a significant impact on the consolidated statements of operations in 2000, 1999 and 1998, is included in selling, general and administrative expenses. The Company measures compensation expense when the market price of UWS common stock exceeds the exercise price of vested rights.

13.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         Selected quarterly financial data in 2000 and 1999 are as follows:

                                                                QUARTER
                                   ------------------------------------------------------------------
                                      First       Second        Third        Fourth        Total
                                   ------------------------------------------------------------------
                                                            (IN THOUSANDS)
2000
Total revenues                        $146,267    $155,424      $167,492     $173,500       $642,683
Loss before income taxes                (7,908)     (8,427)      (10,434)     (12,696)       (39,465)
Net loss                                (7,908)     (8,427)      (10,982)     (12,696)       (40,013)

1999
Total revenues                        $118,810    $128,219      $131,293     $137,366       $515,688
Income (loss) before income taxes        3,023      (4,299)      (19,499)     (21,972)       (42,747)
Net income (loss)                        2,973      (4,249)      (19,499)     (21,972)       (42,747)

14.  SEGMENT REPORTING

         The Company has three reportable business segments: insured products, self-funded products and government contracts. Insured products include: full coverage, copayment, preferred provider organization, point of service, Medicare supplement and interim coverage. The self-funded segment provides administrative services and access to the Company's extensive provider network for uninsured contracts. Government contracts include processing services for Medicare providers throughout the United States and for Medicaid in the State of Wisconsin.

         "Other Operations" includes operations not directly related to the business segments, unallocated corporate items (i.e. equity in net income (loss) of affiliates, corporate interest expense on corporate debt, amortization of goodwill and unallocated overhead expenses) and intercompany eliminations. The Company evaluates segment performance based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

                  Blue Cross & Blue Shield United of Wisconsin

                   Notes to Consolidated Financial Statements

                   Year ended December 31, 2000, 1999 and 1998


14.  SEGMENT REPORTING (CONTINUED)

         Financial data by segment is as follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                                    2000          1999         1998
                                                                -----------------------------------------
                                                                             (IN THOUSANDS)
 Health services revenue:
    Insured                                                         $540,560      $420,357    $361,965
    Self-funded                                                       24,716        25,970      25,302
    Government contracts                                              70,305        52,259      31,667
    Other operations                                                  (2,481)       (1,408)         --
                                                                -----------------------------------------
       Total consolidated                                           $633,100      $497,178    $418,934
                                                                =========================================


 Investment results:
    Insured                                                           $8,487       $17,083     $12,392
    Self-funded                                                          391         1,052         862
    Government contracts                                                 705           375         247
                                                                -----------------------------------------
       Total consolidated                                             $9,583       $18,510     $13,501
                                                                =========================================


 Income (loss) before income tax expense (benefit):
    Insured                                                         $(23,475)    $  (4,894)    $14,756
    Self-funded                                                      (10,694)      (16,365)    (15,550)
    Government contracts                                               1,230         1,202       2,076
    Other operations                                                  (6,526)      (22,690)      3,991
                                                                -----------------------------------------
       Total consolidated                                           $(39,465)     $(42,747)   $  5,273
                                                                =========================================

                                                                                     DECEMBER 31,
                                                                                  2000          1999
                                                                              ----------------------------
                                                                                    (IN THOUSANDS)
Total assets:
   Insured                                                                         $178,858      $158,772
   Self-funded                                                                      181,089       209,233
   Government contracts                                                              22,061        13,395
                                                                              ----------------------------
      Total consolidated                                                           $382,008      $381,400
                                                                              ============================

         Total assets, including investment in affiliates, are allocated between insured and self-funded based on the percentage of premium revenue.

                                                                               YEAR ENDED DECEMBER 31,
                                                                           2000          1999          1998
                                                                          ------------------------------------
                                                                                   (IN THOUSANDS)
Health services revenue from transaction with other operating segments:
      Insured                                                             $(2,481)     $(1,408)           --

                                                                     SCHEDULE IV



                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                                   REINSURANCE

                                                                                             Percentage
                                                Ceded to          Assumed                     of amount
                                   Gross          other         from other                    assumed to
                                  amount        companies        companies     Net amount     net amount
                                ----------      ---------      -----------     ----------    ----------
                                                              (IN THOUSANDS)
Year ended December 31, 1998:
   Premiums:
     Health and disability       $355,977           $134            $6,122       $361,965          1.7%


Year ended December 31, 1999:
   Premiums:
     Health and disability       $417,339           $233            $1,843       $418,949          0.4%


Year ended December 31, 2000:
   Premiums:
     Health and disability       $535,012           $429            $3,497       $538,080          0.6%

                                                                      SCHEDULE V



                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN

                        VALUATION AND QUALIFYING ACCOUNTS

                                                                                  Net
                                                                                charges
                                                                 Balance       (credits)     Write-offs       Balance
                                                                beginning        to net       against         end of
                                                                of period        income      allowance        period
                                                                ----------     ----------    -----------      -------
                                                                                    (IN THOUSANDS)

Year ended December 31, 1998: Allowance for possible losses on:
     Premium receivables                                           $   98        $   (6)          $    -       $   92
     Due from clinics and providers                                   418           524                -          942
     Other                                                             82         4,097                -        4,179
                                                                   ------        -------          ------       ------
       Total allowance                                             $  598        $4,615           $    -       $5,213
                                                                   ======        =======          ======       ======


Year ended December 31, 1999: Allowance for possible losses on:
     Premium receivables                                           $   92        $   55           $    -       $  147
     Due from clinics and providers                                   942           278                -        1,220
     Other                                                          4,179            69                -        4,248
                                                                   ------        -------          ------       ------
       Total allowance                                             $5,213        $  402           $    -       $5,615
                                                                   ======        =======          ======       ======


Year ended December 31, 2000: Allowance for possible losses on:
     Premium receivables                                           $  147        $   80           $    -       $  227
     Due from clinics and providers                                 1,220          (374)               -          846
     Other                                                          4,248          (187)               -        4,061
                                                                   ------        -------          ------       ------
       Total allowance                                             $5,615        $ (481)          $    -       $5,134
                                                                   ======        =======          ======       ======

                                                                     7a(ii)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



                 SELECTED CONSOLIDATED FINANCIAL DATA FOR BCBSUW

         The following selected consolidated financial data for the four years ended December 31, 2000 are derived from the audited consolidated financial statements of BCBSUW. The selected financial data for the year ended December 31, 1996, and the December 31, 1997 balance sheet are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which BCBSUW considers necessary for a fair presentation of the financial position and the results of operations for these periods. The data should be read in conjunction with BCBSUW's consolidated financial statements, related notes, and other financial information included herein.

                                                      ----------------------------------------------------------------
                                                                  AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                         2000         1999         1998          1997          1996
                                                     -----------------------------------------------------------------
                                                                             (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues:
         Health services revenue:
             Premium                                $ 538,080     $ 418,949     $ 361,965     $ 345,903     $ 351,808
            Government contract fees                   70,305        52,259        31,667        23,333        18,570
            Other                                      24,715        25,970        25,302        20,606        20,147
         Investment results                             9,583        18,510        13,501        18,347        19,065
                                                    -----------------------------------------------------------------
                           Total revenues             642,683       515,688       432,435       408,189       409,590
Expenses:
         Medical and other benefits                   497,822       376,814       297,885       297,979       299,807
         Selling, general and administrative          176,878       158,187       133,153       119,036       114,416
         Interest                                         300           553           115           215           139
         Amortization of goodwill                         622           191            --            --            --
                                                    -----------------------------------------------------------------
                           Total expenses             675,622       535,745       431,153       417,230       414,362
                                                    -----------------------------------------------------------------
Operating income (loss)                               (32,939)      (20,057)        1,282        (9,041)       (4,772)
Equity in net income (loss) of affiliates, net of
  tax                                                  (6,526)      (22,690)        3,991         6,857         4,731
                                                    -----------------------------------------------------------------
Pre-tax income (loss)                                 (39,465)      (42,747)        5,273        (2,184)          (41)
Income tax expense (benefit)                              548            --           (78)       (2,785)       (1,393)
                                                    -----------------------------------------------------------------
                           Net income (loss)        $ (40,013)    $ (42,747)    $   5,351     $     601     $   1,352
                                                    =================================================================

BALANCE SHEET DATA:
Cash and investments                                $  45,678     $  57,383     $ 109,447     $ 104,261     $ 124,821
Investments in and advances to affiliates             175,609       173,847       195,773       193,777       189,484
Total assets                                          382,008       381,400       443,186       392,699       389,414
Total surplus                                         168,943       200,109       250,991       245,857       246,521

OPERATING STATISTICS:
Medical loss ratio(1)                                    92.5%         89.9%         82.3%         86.1%         85.2%
Selling, general and administrative expense
ratio(2)                                                 27.9%         31.9%         31.8%         30.5%         29.3%
Net income (loss) margin(3)                              (6.2%)        (8.3%)         1.2%          0.1%          0.3%

---------------------
 (1)  Represents medical and other benefits as a percentage of premium revenue.
 (2) Represents selling, general and administrative expenses as a percentage of health services revenue.
 (3)  Represents net income (loss) as a percentage of total revenues.

                                                                    7a(iii)


                 BCBSUW MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         BCBSUW is a Wisconsin corporation, which was organized in 1939. BCBSUW provides health and dental insurance coverage and related services to both the private and public sectors. BCBSUW offers full coverage, co-payment, preferred provider organization, Medicare supplement and interim coverage options to groups and individuals. BCBSUW is the only health insurer in the state operating full-service regional sales and customer service centers. Through its wholly-owned subsidiary, United Government Services LLC ("UGS"), BCBSUW is a government contractor and processes Medicare claims for providers in all 50 states and is currently the largest Part A Medicare processor in the nation.

         In the discussion below, the number of "members" is equivalent to the number of persons covered by contracts in force.

                        SUMMARY OF MEMBERSHIP AND RATIOS

                                                                DECEMBER 31,
                                                        ---------------------------
                                                          2000      1999     1998
                                                        -------   -------   -------
Health and dental insurance members at end of period:
     Insured                                            397,074   372,737   347,272
     Self-funded                                        235,604   298,799   334,835
                                                        ---------------------------
        Total health and dental members                 632,678   671,536   682,107
                                                        ===========================

                                                               DECEMBER 31,
                                                       --------------------------
                                                         2000      1999     1998
                                                       --------------------------
Health and dental insurance members
 (as a percentage of the total):
      Insured                                             62.8%    55.5%    50.9%
      Self-funded                                         37.2     44.5     49.1
                                                       --------------------------
         Total health and dental members                 100.0%   100.0%   100.0%
                                                       ==========================

                     SUMMARY OF OPERATING RESULTS AND RATIOS

                                             YEAR ENDED DECEMBER 31,
                                      ----------------------------------
                                          2000        1999       1998
                                      ----------------------------------
                                              (IN THOUSANDS)
Revenue:
   Insured premium                    $ 540,560    $ 420,357   $ 361,965
   Government contract fees              70,305       52,259      31,667
   Self-funded administrative fees       24,716       25,970      25,302
   Intercompany eliminations             (2,481)      (1,408)         --
                                      ----------------------------------
      Total health services revenue     633,100      497,178     418,934
   Investment results                     9,583       18,510      13,501
                                      ----------------------------------
      Total revenue                   $ 642,683    $ 515,688   $ 432,435
                                      ==================================

                                                             YEAR ENDED DECEMBER 31,
                                                            -------------------------
                                                             2000      1999      1998
                                                            -------------------------
Health services revenue (as a percentage of the total):
      Insured premium                                        85.4%     84.5%     86.4%
      Government contract fees                               11.1      10.5       7.6
      Self-funded administrative fees                         3.9       5.2       6.0
      Intercompany eliminations                              (0.4)     (0.2)       --
                                                            -------------------------
         Total                                              100.0%    100.0%    100.0%
                                                            =========================

                     SUMMARY OF OPERATING RESULTS AND RATIOS

                                                  YEAR ENDED DECEMBER 31,
                                                ---------------------------
                                                 2000       1999      1998
                                                ---------------------------
Self-funded admin. fees per member per month    $ 8.74     $ 7.24    $ 6.17
Operating ratios:
    Insured medical loss ratio(1)                92.5%      89.9%     82.3%
Selling, general, and administrative expense:
   Insured SGA ratio(2)                          13.3%      15.1%     16.8%
   Self-funded SGA per member per month         $12.65     $12.10    $10.26
---------------

(1)  Insured medical and other benefits as a percentage of premium revenue.

(2) Insured selling, general and administrative expenses as a percentage of premium revenue.

     BCBSUW's revenues are derived primarily from premiums, while medical benefits constitute the majority of expenses. Profitability is directly affected by many factors including, among others, premium rate adequacy, estimates of medical benefits, health care utilization, effective administration of benefit payments, operating efficiency, investment returns and federal and state laws and regulations.

                                TOP 10 CUSTOMERS

         The following table identifies the top ten group contracts based on membership counts as of December 31, 2000:

                                                           PERCENTAGE OF
                                                           TOTAL MEMBERS
                                                        --------------------
   Federal Employee Health Benefits Program (1)                  13.2%
   Milwaukee Public Schools                                        8.9
   State of Wisconsin                                              7.7
   Menards, Inc. (1)                                               5.4
   Wisconsin Bankers Association                                   4.3
   Alterra Health Care Corporation (1)                             3.2
   Wisconsin Dairy Programs (1)                                    2.5
   Milwaukee Electric Tool, Inc.                                   2.3
   Harley-Davidson Motor Company                                   2.1
   Appleton Area School District (1)                               1.9
                                                        --------------------
      Subtotal                                                    51.5
   Other employer groups                                          48.5
                                                        --------------------
          Total                                                  100.0%
                                                        ====================

-----------
(1)  Insured programs.

                                 INVESTED ASSETS

         The table below reflects investment results for the periods indicated:

                                                  YEAR ENDED DECEMBER 31,
                                            ----------------------------------
                                              2000         1999         1998
                                            --------     --------     --------
  Average invested assets (1)               $ 47,041     $ 75,665     $103,661
  Net investment income (2)                    3,275        4,623        5,514
  Average yield                                 6.96%        6.11%        5.32%
  Net realized gains (losses)                   (509)       8,014        1,615
  Net unrealized gains (losses) on stocks &
      bonds                                      155         (709)       6,672
----------------

(1) Average of aggregate investment amounts at the beginning and end of each period.

(2) Amounts are calculated net of investment expenses, and exclude investment income from affiliates.

RESULTS OF OPERATIONS

         All financial data in the Results of Operations section are gross numbers and, therefore, are not net of intercompany eliminations. For this reason, some of the financial data does not precisely match the data in the financial tables.

         2000 COMPARED WITH 1999, AND 1999 COMPARED WITH 1998

         TOTAL REVENUES

         Total revenues in 2000 increased 24.6% to $642.7 million from $515.7 million in 1999. Total revenues in 1999 increased 19.3% from $432.4 million in 1998. These increases were due primarily to increased membership in the insured product line, premium rate increases on medical insurance business and new government contracts.

         HEALTH SERVICES REVENUE. Insured premium in 2000 increased 28.6% to $540.6 million from $420.4 million in 1999. Insured premium in 1999 increased 16.1% from $362.0 million in 1998. The increases in both years are due to increases in average premium revenue per member and increases in the average number of medical members. Average insured premium per member in 2000 increased 20.7% from 1999 and increased 8.2% in 1999 from 1998 as a result of premium increases. The number of insured medical and dental members as of December 31, 2000 increased 6.5% to 397,074 from 372,737 as of December 31, 1999. The number of insured medical and dental members as of December 31, 1999 increased 7.3% from 347,272 as of December 31, 1998.

         Government contract fees in 2000 increased 34.4% to $70.3 million from $52.3 million in 1999. Government contract fees in 1999 increased 65.0% from $31.7 million in 1998. The increase from 1999 to 2000 is largely attributed to becoming the Medicare Part A Intermediary for the states of Virginia and West Virginia as of September 1, 1999.

         Self-funded administrative fees in 2000 decreased 5.0% to $24.7 million from $26.0 million in 1999. Self-funded administrative fees in 1999 increased 2.8% from $25.3 million in 1998. The average self-funded administrative fee per member per month in 2000 increased 20.7% to $8.74 from $7.24 in 1999. The average self-funded administrative fee per member per month increased 17.3% in 1999 from $6.17 in 1998. The number of members as of December 31, 2000 decreased 21.1% to 235,604 from 298,799 as of December 31, 1999. This decrease is due to aggressive pricing on targeted group contracts and subsequent loss of unprofitable business. The number of self-funded members as of December 31, 1999, decreased 10.8% from 334,835 as of December 31, 1998.

         NET INVESTMENT RESULTS. Net investment results include investment income and realized gains and losses on the sale of investments. Investment results in 2000 decreased 48.1% to $9.6 million from $18.5 million in 1999. Investment results in 1999 increased 37.0% from $13.5 million in 1998. Average annual investment yields, excluding net realized gains, investment income from affiliates and other interest income were 6.96%, 6.11% and 5.32% for 2000, 1999 and 1998, respectively.

         Average invested assets in 2000 decreased 37.9% to $47.0 million from $75.7 million in 1999. The decrease in average invested assets during 2000 is a result of cash requirements necessary to fund operating losses. Average invested assets in 1999 decreased 27.0% from $103.7 million in 1998. The decrease in 1999 from 1998 is a result of cash requirements necessary to fund operating losses and increased cash payments relative to medical and other benefits payable.

         Investment gains are realized in the normal investment process in response to market opportunities. Realized losses were $0.5 million in 2000 compared to gains of $8.0 million in 1999. Realized gains were $1.6 million in 1998.

         BCBSUW received interest income of $5.5 million, $4.8 million and $1.4 million in 2000, 1999 and 1998, respectively, on a $70.0 million note (discussed further under "Liquidity and Capital Resources") from United Wisconsin Services ("UWS").

EXPENSE RATIOS

         LOSS RATIO. The medical loss ratio for 2000 was 92.5%, compared with 89.9% for 1999 and 82.3% for 1998. The increase in the medical loss ratio in 2000 is primarily the result of greater than anticipated medical utilization and cost trends.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RATIO. The selling, general and administrative ("SGA") expense ratio includes commissions, administrative expenses, premium taxes and other assessments and claim interest expense. The insured SGA expense ratio in 2000 was 13.3%, compared with 15.1% in 1999 and 16.8% in 1998. The improved SGA expense ratio in 2000 and 1999 are a result of increased membership. BCBSUW's average self-funded SGA expense per member per month increased 4.5% in 2000 to $12.65 from $12.10 in 1999. The average self-funded SGA expense per member per month in 1999 increased 17.9% from $10.26 in 1998. The decrease in the self-funded membership in 2000 and 1999 caused the SGA expense per member per month to increase.

         OTHER EXPENSES

         BCBSUW, along with UWS, has a bank line of credit that permits aggregate borrowings up to $20 million. Interest expense related to the bank line of credit in 2000, 1999 and 1998 was $0.3 million, $0.6 million and $0.1 million, respectively.

         In 1999, BCBSUW purchased 1.4 million additional shares of UWS stock. The excess of cost over the fair value of net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over a period of 15 years. Amortization expense was $0.5 million and $0.2 million for 2000 and 1999, respectively.

         NET INCOME

         Consolidated net results improved in 2000 to a loss of $40.0 million compared to a loss of $42.7 million in 1999. The consolidated net loss in 1999 was a decrease in results compared to net income of $5.4 million in 1998. The poor results in 2000 was the combination of a $32.9 million operating loss and $6.5 million equity in net loss of affiliates, net of tax. The $32.9 million operating loss is due to a $23.5 million loss before income taxes on insured business, which experienced greater than anticipated medical utilization and cost trends, combined with a $10.7 million loss before income taxes on self-insured business. Partially offsetting these losses was $1.2 million in income before income taxes on government contracts. The 1999 loss was also attributable to greater than anticipated utilization on the insured business and losses on the self-insured business.

         Because of operating losses, BCBSUW did not have current income tax expense or benefit in 2000. Current tax benefit in 1999 and 1998 was $0 and $0.1 million, respectively. BCBSUW had deferred tax expense of $0.5 million in 2000 which relates to a valuation allowance from a prior period. There was no deferred tax benefit in 1999 or 1998.

LIQUIDITY AND CAPITAL RESOURCES

         BCBSUW's sources of cash flow consist primarily of health services revenues and investment income. The primary uses of cash include medical and other benefits and operating expense payments. Positive cash flows are invested pending future payments of medical and other benefits and other operating expenses. BCBSUW's investment policies are designed to maximize yield, preserve principal and provide liquidity to meet anticipated payment obligations.

         BCBSUW's cash flow improved in 2000 compared to 1999. Net cash provided by operating activities amounted to $8.3 million, compared with net cash used in operating activities of $34.3 million in 1999. The improvement is primarily due to the decrease in cash payments relative to medical and other benefits payable. Due to periodic cash flow requirements, BCBSUW made borrowings under its bank line of credit. The line of credit is with a commercial bank and has a rate equal to the London Interbank Offered Rate ("LIBOR") plus 1.5%, adjusted monthly with interest payments due monthly. BCBSUW had no outstanding line of credit balances as of December 31, 2000. BCBSUW's outstanding line of credit balance was $11.2 million as of December 31, 1999. The interest expense on the line of credit was $0.3 million and $0.6 million in 2000 and 1999, respectively.

         As a Primary Licensee of the Association, BCBSUW is required to maintain a prescribed liquidity ratio of certain liquid assets to average monthly expenses, as defined, in accordance with licensure requirements of the BCA.

         BCBSUW's investment portfolio consists primarily of investment-grade bonds and government securities and has a limited exposure to equity securities. At December 31, 2000, $30.0 million or 67.5% of BCBSUW's total investment portfolio was invested in bonds compared with $42.6 million or 68.2% at December 31, 1999. The bond portfolio had an average quality rating by Moody's Investor Service of "Aa3" at December 31, 2000 and December 31, 1999. The entire bond portfolio was classified as available-for-sale as of December 31, 2000. The market value of the total investment portfolio, which includes stocks and bonds, was greater than amortized cost by $0.2 million at December 31, 2000 and less than amortized cost by $0.7 million at December 31, 1999. Unrealized holding gains and losses on bonds classified as available-for-sale are included as a component of surplus, net of applicable deferred taxes. BCBSUW has no investments in mortgage loans, no non-publicly traded securities (except for investments related to UWS and its affiliates), real estate held for investment or financial derivatives (except for principal-only strips of U.S. Government securities).

         As of September 11, 1998, UWS assumed a $70.0 million note obligation to BCBSUW in connection with the spin-off in 1998 of AMSG's managed care companies and specialty business. The spin-off involved the creation of a new corporation that subsequently became UWS. UWS pledged the common stock of certain subsidiaries as collateral for the note obligation. Interest is payable quarterly at a rate equal to LIBOR plus 1.25%, adjusted quarterly. On October 13, 1999, the maturity date of the principal balance was extended from October 30, 1999 to April 30, 2001. BCBSUW's board of directors has authorized the renegotiation of the note and the extension of the maturity date beyond December 31, 2001, pending approval of the Office of the Commissioner of Insurance.

         BCBSUW has an outstanding line of credit in the amount of $15.0 million available to Health Professionals of Wisconsin, Inc. The balance was $4.6 million and $3.0 million as of December 31, 2000 and December 31, 1999, respectively. Interest on the line of credit is calculated using prime rate.

         BCBSUW is required to maintain certain levels of statutory capital and surplus under the NAIC Health Organization Risk-Based Capital ("HORBC") requirements. Wisconsin insurers are also subject to compulsory and security surplus requirements based upon the amount and type of premiums written. In addition to statutory capital requirements, BCBSUW is required to maintain certain levels as determined by the Association.

         In addition to internally generated funds and periodic borrowings on its bank line of credit, BCBSUW believes that additional financing to facilitate long-term growth could be obtained through offerings, debt offerings, or bank borrowings, as market conditions may permit or dictate.

         During the third quarter of 2000, BCBSUW entered into an agreement to purchase a 25% interest in a Wisconsin-based health plan for $12.5 million. The purchase is subject to a right-of-first-refusal under an agreement with existing shareholders of the health plan and has not yet been consummated.

         IMPACT OF THE YEAR 2000

         In late 1999, BCBSUW completed its remediation and testing of systems. As a result of those planning and implementation efforts, BCBSUW experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date. BCBSUW expensed approximately $1.3 million during 1999 in connection with remediating its systems. BCBSUW is not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties.

         INFLATION

         Health care costs have been rising and are expected to continue to rise at a rate that exceeds the consumer price index. BCBSUW's cost control measures, risk-sharing incentive arrangements with medical care providers, and premium rate increases are designed to reduce the adverse effect of medical cost inflation on its operations. In addition, BCBSUW utilizes its ability to apply appropriate underwriting criteria in selecting groups and individuals and in controlling the utilization of health care services. However, there can be no assurance that these efforts will fully offset the impact of inflation or that premium revenue increases will equal or exceed increasing health care costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Because of BCBSUW's investment policies, the primary market risks associated with BCBSUW's portfolio are interest rate risk, credit risk and the risk related to fluctuations in equity prices. With respect to interest rate risk, a reasonably near-term rise in interest rates could negatively affect the fair value of BCBSUW's bond portfolio; however, because BCBSUW considers it unlikely that BCBSUW would need or choose to substantially liquidate its portfolio, BCBSUW believes that such an increase in interest rates would not have a material impact on future earnings or cash flows. In addition, BCBSUW is exposed to the risk of loss related to changes in credit spreads. Credit spread risk arises from the potential that changes in an issuer's credit rating or credit perception may affect the value of financial instruments.

         The overall goal of the investment portfolio is to support the ongoing operations of BCBSUW. BCBSUW's philosophy is to manage assets to maximize total return over a multiple-year time horizon, subject to appropriate levels of risk. BCBSUW manages these risks by establishing gain and loss tolerances, targeting asset-class allocations, diversifying among asset classes and segments within various asset classes, and using performance measurement and reporting.

         In 1999, BCBSUW had an external study done of the asset allocation and restructured their portfolio, moving from actively managed equities to mutual funds.

         BCBSUW uses a sensitivity model to assess the interest rate risk of its fixed income investments. The model includes all fixed income securities held as of December 31, 2000 and incorporates assumptions regarding the impact of changing interest rates on expected cash flows for certain financial assets with prepayment features, such as callable bonds and mortgage-backed securities. The reduction in the fair value of BCBSUW's modeled financial assets resulting from a hypothetical instantaneous 100 basis point increase in the U.S. Treasury yield curve is estimated at $1.6 million as of December 31, 2000.

                                                                                                  7b(i)


                        UNAUDITED PRO FORMA BALANCE SHEET
(IN THOUSANDS) DECEMBER 31, 2000                                            BCBSUW          UWS       ADJUSTMENTS          COBALT
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                                             $  1,305      $ 49,625    $   (500) (1)        $50,430
     Investments--available-for-sale, at fair value                          44,373       117,893           --            162,266
     Due from affiliates                                                     12,896         5,867     (13,426) (2)          5,337
     Premium receivables                                                      3,325        39,091           --             42,416
     Due from clinics and providers and other receivables                    22,993        31,849           --             54,842
     Prepaid expenses and other current assets                               18,385        22,630     (11,156) (3)         29,859
---------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                        103,277       266,955     (25,082)            345,150

Investments--held-to-maturity, at amortized cost                                 --         9,758         101  (4)          9,859
Investments in affiliates                                                   105,609            --      (7,821) (6)         97,788
Property and equipment, net                                                  25,139        12,969           --             38,108
Goodwill                                                                      8,020        22,178      71,005  (1)(7)     101,203
Note receivable from affiliate                                               70,000            --     (70,000) (5)             --
Prepaid pension                                                              36,471         8,305           --             44,776
Deferred income taxes                                                        19,067        26,276     (26,276) (3)         19,067
Other noncurrent assets                                                      14,425        19,385           --             33,810
---------------------------------------------------------------------------------------------------------------------------------
Total assets                                                               $382,008      $365,826    $(58,073)           $689,761
=================================================================================================================================

LIABILITIES AND SURPLUS/SHAREHOLDERS' EQUITY:
Current liabilities:
     Medical and other benefits payable                                    $ 92,218      $119,017    $      --           $211,235
     Due to affiliates                                                          910        12,701     (13,426) (2)            185
     Advance premium                                                         40,745        51,523           --             92,268
     Payables and accrued expenses                                           29,597        16,238           --             45,835
     Short-term debt and other current liabilities                            5,162        31,241      (6,412) (3)         29,991
---------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                   168,632       230,720     (19,838)            379,514

Noncurrent liabilities:
     Note payable to affiliate                                                   --        70,000     (70,000) (5)             --
     Other benefits payable                                                      --        35,369           --             35,369
     Deferred income taxes                                                   20,699         7,422      (7,422) (3)         20,699
     Postretirement benefits other than pension                              12,722         4,657           --             17,379
     Other noncurrent liabilities                                            11,012           885           --             11,897
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                           213,065       349,053     (97,260)            464,858

Common stock (no par value, no stated value, 50,000,000 shares
  authorized, 17,048,908 issued and outstanding at December 31, 2000)            --        14,445           --             14,445
Surplus/retained earnings                                                   170,907         3,040     (23,598) (3)        212,417
                                                                                                          101  (4)
                                                                                                       (8,153) (6)
                                                                                                       70,505  (7)
                                                                                                         (385) (8)
Accumulated other comprehensive loss                                        (1,964)         (712)         332  (6)        (1,959)
                                                                                                          385  (8)
---------------------------------------------------------------------------------------------------------------------------------
Total surplus / shareholders' equity                                        168,943        16,773      39,187             224,903
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities and surplus / shareholders' equity                       $382,008      $365,826    $(58,073)           $689,761
=================================================================================================================================

     (1) ADJUSTMENT TO REFLECT $500,000 CONTRIBUTION TO WISCONSIN UNITED FOR HEALTH FOUNDATION.
     (2) ADJUSTMENT TO ELIMINATE INTERCOMPANY ACTIVITY BETWEEN UWS AND BCBSUW. THE REMAINING RECEIVABLE/PAYABLE BALANCE RELATES TO UNCONSOLIDATED AFFILIATES.
     (3) ADJUSTMENT TO ESTABLISH A FULL VALUATION ALLOWANCE FOR UWS'S NET DEFERRED TAX ASSET BALANCES.
     (4)  ADJUSTMENT OF HELD-TO-MATURITY INVESTMENTS TO FAIR VALUE.
     (5) ADJUSTMENT TO ELIMINATE $70.0 MILLION INTERCOMPANY NOTE BETWEEN UWS AND BCBSUW.
     (6)  ADJUSTMENT TO ELIMINATE THE BCBSUW INVESTMENT IN UWS.
     (7) ADJUSTMENT TO RECORD GOODWILL CALCULATED AS A RESULT OF PURCHASE ACCOUNTING BASED ON THE DECEMBER 31, 2000 BALANCE SHEET AND FAIR VALUE. THE CLOSING PRICE OF UWS COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON MARCH 23, 2001 ($6.15 PER SHARE) WAS UTILIZED IN DETERMINING GOODWILL.
     (8) ADJUSTMENT OF BASIS OF AVAILABLE-FOR-SALE INVESTMENTS TO FAIR VALUE AS OF THE TRANSACTION DATE.

                                                                                                  7b(ii)

                                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)                      BCBSUW          UWS          ADJUSTMENTS       COBALT
--------------------------------------------------------------------------------------------------------------------
Revenues:
      Health services revenue:
         Premium                                           $538,080       $760,624      $(9,231)(1)     $1,289,473
         Government contract fees                            70,305             --            --            70,305
         Other                                               24,715         45,496       (5,351)(1)         64,860
      Investment results                                      9,583          8,254       (5,494)(2)         12,343
--------------------------------------------------------------------------------------------------------------------
           Total revenues                                   642,683        814,374      (20,076)         1,436,981
Expenses:
      Medical and other benefits                            497,822        700,094       (8,467)(1)      1,189,449
      Selling, general, administrative and other            176,878        133,020       (6,116)(1)        303,782
      Profit sharing on provider arrangements                    --            460            --               460
      Interest                                                  300          6,500       (5,494)(2)          1,306
      Amortization of goodwill                                  622          1,065        4,734 (3)          6,421
--------------------------------------------------------------------------------------------------------------------
           Total expenses                                   675,622        841,139      (15,343)         1,501,418
--------------------------------------------------------------------------------------------------------------------
Operating loss                                              (32,939)       (26,765)      (4,733)           (64,437)
Equity in net income (loss) of affiliates, net of tax        (6,526)          (312)       7,604 (4)            766
--------------------------------------------------------------------------------------------------------------------
Pre-tax loss                                                (39,465)       (27,077)       2,871            (63,671)
Income tax expense (benefit)                                    548        (10,649)      10,812 (5)            711
--------------------------------------------------------------------------------------------------------------------
           Net loss                                        $(40,013)      $(16,428)     $(7,941)          $(64,382)
--------------------------------------------------------------------------------------------------------------------

Loss per share:
         Basic                                                                                              $(1.59)
         Diluted                                                                                            $(1.59)
Weighted average shares outstanding:
         Basic                                                                                              40,412 (6)(7)
         Diluted                                                                                            40,412 (6)(7)
--------------------------------------------------------------------------------------------------------------------

     (1)  ADJUSTMENT TO ELIMINATE INTERCOMPANY ACTIVITY BETWEEN UWS AND BCBSUW.
     (2) ADJUSTMENT TO ELIMINATE INTEREST ON THE $70.0 MILLION INTERCOMPANY NOTE BETWEEN UWS AND BCBSUW.
     (3) AMORTIZATION OF GOODWILL OVER A PERIOD OF 15 YEARS, WHICH WAS CALCULATED AS A RESULT OF PURCHASE ACCOUNTING BASED ON THE DECEMBER 31, 2000 BALANCE SHEET AND FAIR VALUE. THE CLOSING PRICE OF UWS COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON MARCH 23, 2001 ($6.15 PER SHARE) WAS UTILIZED IN DETERMINING GOODWILL.
     (4)  ADJUSTMENT TO ELIMINATE BCBSUW'S EQUITY IN NET LOSS OF UWS.
     (5) ADJUSTMENT TO ESTABLISH A FULL VALUATION ALLOWANCE FOR UWS'S DEFERRED TAX BENEFIT.
     (6) POTENTIALLY DILUTIVE SECURITIES ARE NOT INCLUDED IN THE CALCULATION OF EARNINGS PER SHARE BECAUSE THEIR INCLUSION WOULD HAVE AN ANTIDILUTIVE EFFECT.
     (7) THE SHARES OF COBALT COMMON STOCK OWNED BY BCBSUW WILL NOT BE TREATED AS OUTSTANDING FOR PER SHARE CALCULATIONS FOR FINANCIAL REPORTING PURPOSES.